Ex-99.1

News Release

IGT Announces Preliminary Results of Annual Meeting of
Shareholders

Seven of Eight Incumbent Directors Reelected

One of Three Ader Group Nominees Elected

Shareholders Overwhelmingly Support 2013 Say-on-Pay Proposal

LAS VEGAS— March 5, 2013 — International Game Technology (NYSE: IGT) (“IGT” or “the Company”), a global leader in casino gaming entertainment and systems technology, today announced that, based on a preliminary vote count, seven of the eight IGT directors have been reelected at the Company’s 2013 Annual Meeting of Shareholders. One of the three Ader Group nominees, Daniel B. Silvers, was also elected.

Philip G. Satre, Chairman of IGT’s Board of Directors, commented, “The Board and management team would like to thank our shareholders for participating in this process. They have communicated to us directly their strong support and enthusiasm for IGT’s management team. Shareholders clearly appreciate the success of our strategy to drive growth in our North American market, expand internationally and build our interactive business, while at the same time prudently returning significant capital to shareholders.

“On behalf of the entire Board, Patti Hart and I would like to thank David Roberson, who was not reelected, for his many contributions to the Company. As past chair of IGT’s Audit Committee, he worked tirelessly to ensure the Company’s highest standards of financial transparency and accountability. In addition, IGT’s shareholders benefited greatly from David’s extensive skills and deep knowledge of manufacturing and technology.

“I’d also like to take this opportunity to welcome Mr. Silvers to the Board. We look forward to working with Mr. Silvers toward our mutual goal of delivering value for all IGT shareholders.”

Patti S. Hart, Chief Executive Officer of IGT, concluded, “IGT’s Board of Directors and management team have successfully charted a course for the Company that is both strategically and financially sound. Since 2009, IGT has outperformed its peers, reversed its previous decline in ship share and driven an increase in market capitalization, while strengthening its focus on product quality and innovation. This year IGT expects to build on its momentum and deliver its fourth consecutive year of double-digit growth in adjusted EPS from continuing operations1

“On behalf of the Board and management team, I thank our employees, whose hard work, dedication and focus have driven our financial and operational excellence.”

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1 Adjusted earnings per share from continuing operations is a non-GAAP financial measure; reconciliation of non-GAAP to GAAP measures is included at the end of this release.

News Release

The Company announced that approximately 80% of the 265 million shares outstanding were voted at the meeting. IGT’s nominees, in alphabetical order, received approximately the following shares voted FOR their reelection:

•	Paget L. Alves – 93 million votes;
•	Janice Chaffin – 203 million votes;
•	Greg Creed – 203 million votes;
•	Patti S. Hart – 203 million votes;
•	Robert J. Miller – 203 million votes;
•	David E. Roberson – 84 million votes;
•	Vincent L. Sadusky – 92 million votes; and
•	Philip G. Satre – 203 million votes.

The nominees of the Ader Group, in alphabetical order, received the following approximate FOR vote totals:

•	Raymond J. Brooks, Jr. – 32 million votes;
•	Charles N. Mathewson – 29 million votes; and
•	Daniel B. Silvers – 112 million votes.

IGT shareholders also voted to approve the other three proposals on the ballot. The estimated votes on these matters were as follows:

-	183 million shares, or 93% of shares voting, were FOR the amendment of Company’s 2002 Stock Incentive Plan, compared to 13 million shares against;

-	178 million shares, or 96% of shares voting, were FOR the Company in its 2013 Say-on-Pay vote, compared to 7 million shares against; and

-	208 million shares, or 99% of shares voting, were FOR the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2013 fiscal year, compared to 2 million shares against.

Final results of the election will be announced once they are certified by the independent Inspector of Elections after the customary review period.

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News Release

About IGT

International Game Technology (NYSE: IGT) is a global leader in casino gaming entertainment and continues to transform the industry by translating casino player experiences to social, mobile and interactive environments for regulated markets around the world. IGT's recent acquisition of DoubleDown Interactive provides engaging casino style entertainment to more than 5 million players monthly. More information about IGT is available at www.IGT.com or connect with IGT at @IGTNews or facebook.com/IGT. Anyone can play at the DoubleDown Casino by visiting http://apps.facebook.com/doubledowncasino or doubledowncasino.com.

Forward-Looking Statements

This document contains forward-looking statements that involve risks and uncertainties. These statements include our expected future financial and operational performance and our strategic and operational plans. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from the results predicted, and reported results should not be considered an indication of future performance. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions and changes in economic conditions affecting the gaming industry; new or changing laws or regulations or new interpretations of existing laws or regulations affecting our business; difficulties or delays in obtaining or maintaining necessary licenses or approvals; slow growth in the number of new gaming jurisdictions or new casinos or the rate of replacement of existing gaming machines; changes in operator or player preferences for our products; our ability to compete in the gaming industry with new or existing competitors; our ability to develop and introduce new products and their acceptance by our customers; risks related to our international operations; our ability to protect our intellectual property; adverse results of litigation, including intellectual property infringement claims; risks related to business combinations, investments in intellectual property and the integration of acquisitions; business disruptions, costs; future developments or changes affecting online gaming or social casino-style gaming, which is a new and evolving industry; and future events related to the proxy contest initiated by the insurgent group. A further list and description of these and other risks, uncertainties and other matters can be found in our annual report and other reports filed with the Securities and Exchange Commission, including under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for fiscal 2012 filed with the SEC on November 28, 2012 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 29, 2012 filed with the SEC on February 6, 2013 and available on the SEC website at www.sec.gov and on the investor relations section of our website at www.IGT.com. All information provided in this letter is as of the date hereof, and IGT does not intend, and undertakes no duty, to update this information to reflect subsequent events or circumstances.

Presentation and Reconciliation of Non-GAAP Measures to GAAP

Year Ended September 30, 2012

GAAP Diluted Earnings Per Share (“EPS”) from Continuing Operations	$0.86
Acquisition related charges: (a)
Contingent retention & earn-out	0.15
Amortization of intangibles	0.04
Professional fees	0.01
Impairment and restructuring:
Patents (Walker Digital)	0.03
Notes (Alabama)	0.03
Entraction reorganization	(0.10)
Distributor settlement	0.01
Severance	0.01

Total non-GAAP adjustments	0.18

Adjusted EPS from Continuing Operations	$1.04

(a) Primarily related to acquisition of Double Down Interactive LLC.

News Release

Year Ended September 30, 2011

GAAP Diluted EPS from Continuing Operations	$0.97
IP Usage settlements	0.01
Impairment	0.03
Investment gain	(0.01)
Certain discrete tax items (benefits)	(0.07)

Total non-GAAP adjustments	(0.04)

Adjusted EPS from Continuing Operations	$0.93

Year Ended September 30, 2010

GAAP Diluted EPS from Continuing Operations	$0.73
Impairment and restructuring	0.15
Investment loss	0.07
Debt refinancing charges	0.01
Certain discrete tax items (benefits)	(0.12)

Total non-GAAP adjustments	0.11

Adjusted EPS from Continuing Operations	$0.84

Year Ended September 30, 2009

GAAP Diluted EPS from Continuing Operations	$0.50
Impairment and restructuring	0.24
Investment loss	0.05
Debt refinancing charges	0.01
Certain discrete tax items (benefits)	(0.06)

Total non-GAAP adjustments	0.24

Adjusted EPS from Continuing Operations	$0.74

Adjusted earnings per share from continuing operations is a non-GAAP financial measure. We believe that certain non-GAAP measures, when presented in conjunction with comparable GAAP (Generally Accepted Accounting Principles) measures, are useful because that information is an appropriate measure for evaluating our operating performance. Non-GAAP information is used to evaluate business performance and management’s effectiveness. These measures should be considered in addition to, not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Non-GAAP measures may not be calculated in the same manner by all companies and therefore may not be comparable.

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Contact

Matt Moyer, Vice President, Investor Relations of IGT, +1 866-296-4232

Andrew Siegel / Jed Repko, Joele Frank, Wilkinson Brimmer Katcher, +1 212-355-4449